Exhibit 99.1
For Immediate Release

Majestic Capital Announces Postponement of
Special General Meeting of Shareholders to Approve Bayside Transaction

HAMILTON, Bermuda, February 28, 2011 -- Majestic Capital, Ltd. (Majestic Capital) (Nasdaq: MAJC) today announced that it has postponed the Special General Meeting of Shareholders scheduled for March 3, 2011 to vote on the previously announced transaction with Bayside Capital Partners LLC (Bayside). The Special General Meeting of Shareholders will now be held on March 28, 2011 at 11:00 a.m. (local time), at the offices of Appleby, Canon’s Court, 22 Victoria Street, Hamilton HM EX, Bermuda.

About Majestic Capital, Ltd.

Majestic Capital, through its subsidiaries, is a specialty provider of workers’ compensation insurance products and services. Majestic Capital seeks to provide quality products and services that fit the needs of its insureds and is dedicated to developing and maintaining a mutually beneficial, long-term relationship with them. Majestic Capital’s workers’ compensation insurance coverage is offered to employers in California, Arizona, Nevada, and other states. Further information about Majestic Capital and its business can be found on Majestic Capital’s website at http://www.MajesticCapital.com.

Additional Information About This Transaction

Majestic Capital filed a definitive proxy statement with the SEC on January 19, 2011 in connection with the Special General Meeting of Shareholders called to vote on approval of the proposed transaction with Bayside. Majestic Capital’s shareholders are urged to read the proxy statement and other relevant materials because they contain important information about the transaction with Bayside.

Investors and security holders may obtain free copies of these documents and other documents filed with the Securities and Exchange Commission at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Majestic Capital on its corporate website at www.majesticcapital.com.

Majestic Capital’s officers and directors may be participants in the solicitation of proxies from Majestic Capital’s shareholders with respect to the transaction with Bayside. Information about Majestic Capital’s executive officers and directors, and their ownership of Majestic Capital common shares, is set forth in the proxy statement for Majestic Capital’s 2010 Annual Meeting of Shareholders, which was filed with the SEC on March 24, 2010. Additional information regarding the direct and indirect interests of Majestic Capital’s executive officers and directors in the transaction with Bayside is set forth in the proxy statement for the transaction.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, including statements concerning plans, objectives, goals, strategies, projections of future events or performance and underlying assumptions (many of which are based, in turn, upon further assumptions). These statements are based on our current expectations and projections about future events and are identified by terminology such as “may,” “will,” “should,” “expect,” “scheduled,” “plan,” “seek,” “intend,” “anticipate,” “believe,” “estimate,” “aim,” “potential,” or “continue” or the negative of those terms or other comparable terminology.

All forward-looking statements involve risks and uncertainties. Although Majestic Capital believes that its plans, intentions and expectations are reasonable, Majestic Capital may not achieve such plans, intentions or expectations. There are or may be important factors that could cause actual results to differ materially from the forward-looking statements Majestic Capital makes in this press release. Such risks and uncertainties are discussed in Majestic Capital’s Annual Report on Form 10-K for the year ended December 31, 2009 and in other documents filed by Majestic Capital with the SEC. These factors include, but are not limited to (1) the possibility that the closing of the transaction with Bayside does not occur, either due to the failure of closing conditions, including approval of Majestic’s shareholders, the failure to obtain required regulatory approvals, the failure to obtain consent of the proposed amendments to the Trust Preferred Securities, the failure to modify the lease for office space or other reasons, and (2) other factors described in Majestic Capital’s filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Other factors not currently anticipated by management may also materially and adversely affect the closing of the Bayside transaction. Majestic Capital undertakes no obligation to update publicly or revise any forward-looking statements made, whether as a result of new information, future results or otherwise.

MAJC-E

SOURCE: Majestic Capital, Ltd.

CCG Investor Relations

Mark Collinson, (310) 954-1343